UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/10/2007

C. H. ROBINSON WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-23189

Delaware	41-1883630
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8100 Mitchell Road, Eden Prairie, MN 55344
(Address of principal executive offices, including zip code)

952-937-8500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

C.H. Robinson Worldwide, Inc. (the "Company") has entered into an amended and restated shareholders rights plan (the "Amended Agreement") effective as of October 1, 2007, amending its existing shareholder rights plan, dated as of October 1, 1997 (the "Existing Agreement"). The Amended Agreement, like the Existing Agreement, is intended to deter coercive or abusive tender offers and market accumulations. The Amended Agreement is designed to encourage an acquirer to negotiate with the Company's board of directors (the "Board") and to enhance the Board's ability to act in the best interests of all of the Company's shareholders.

Under the Amended Agreement, each shareholder of the Company holds one share purchase right (a "Right") for each share of Company common stock held. The rights generally become exercisable only in the event that an acquiring party accumulates 15 percent or more of the Company's outstanding shares of common stock. If this were to occur, subject to certain exceptions, each Right (except for the Rights held by the acquiring party) would allow its holder to purchase the Company's common stock with a value equal to twice the exercise price of the Right, initially set at $350.00. The substantial dilutive effect of the Rights on the acquiring party provides a strong incentive for the acquiring party to negotiate with the Board. The Company may redeem the Rights for $0.01 per Right, subject to adjustment, at any time prior to a person or group becoming a beneficial owner of 15 percent of more of the Company's common stock.

Among other things, the Amended Agreement contains the following revisions to the Existing Agreement:

(i) The term has been extended to October 1, 2017, and

(ii) The initial exercise price has been changed to $350.00 per share of the Company's common stock.

In addition to the amended provisions described above, the Amended Agreement also contains certain other modifications to the Existing Agreement. The foregoing description of the Amended Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Agreement, a copy of which is filed herewith as Exhibit 4.1.

Item 3.03.    Material Modifications to Rights of Security Holders

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

4.1 Amended and Restated Rights Agreement, effective as of October 1, 2007, between C. H. Robinson Worldwide, Inc. and Wells Fargo N.A., as Rights Agent, which includes the Form of Right Certificate as Exhibit B.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

C. H. ROBINSON WORLDWIDE, INC.

Date: September 10, 2007	By:	/s/ Linda U. Feuss
Linda U. Feuss
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
EX-4.1	Amended and Restated Rights Agreement